UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported):  January 23, 2008
Atlas Energy Resources, LLC
(Exact name of registrant as specified in its chapter)

Delaware	1-33193	75-3218520
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Westpointe Corporate Center One, 1550 Coraopolis Heights Road,	15108
Moon Township, PA
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 412-262-2830
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     In connection with the private placement of $250 million of 10.75% senior unsecured notes due in 2018 described in a previously filed Form 8-K, Atlas Energy Operating Company, LLC and Atlas Energy Finance Corp., wholly-owned subsidiaries of Atlas Energy Resources, LLC (“ATN”), and certain other subsidiaries of ATN (collectively, the “ATN Parties”), entered into an Indenture dated January 23, 2008 with U.S. Bank National Association, as trustee. The Indenture is attached hereto as Exhibit 10.1.
     Also in connection with the private placement, the ATN Parties entered into a Registration Rights Agreement dated January 23, 2008 with J.P. Morgan Securities Inc., acting as representative of the initial purchasers. The Registration Rights Agreement provides registration rights to purchasers in the private placement and is attached hereto as Exhibit 10.2.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The disclosure set forth in Item 1.01 above is incorporated by reference in this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

10.1	Indenture dated January 23, 2008.

10.2	Registration Rights Agreement January 23, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 24, 2008	Atlas Energy Resources, LLC

By: /s/ Matthew A. Jones
Its Chief Financial Officer